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                                                                  Exhibit (a)(5)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                            EGREETINGS NETWORK, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates representing shares of common stock (the "Shares") of Egreetings Network, Inc.
(the "Company"), are not immediately available or time will not permit all required documents to reach Wells Fargo Shareowner Services (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                        WELLS FARGO SHAREOWNER SERVICES

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
           By Mail:                        By Hand:                 By Overnight Delivery:
    Wells Fargo Shareowner          Wells Fargo Shareowner          Wells Fargo Shareowner
           Services                        Services                        Services
        P.O. Box 64858            161 North Concord Exchange         Attn: Reorganization
   St. Paul, MN 55164-0858         South St. Paul, MN 55075               Department
                                                                  161 North Concord Exchange
                                                                   South St. Paul, MN 55075

                           By Facsimile Transmission:

                                 (651) 450-4163

                       Facsimile for Eligible Institution
                              To Confirm Fax Only:

                                 (800) 468-9716

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

     THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
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Ladies and Gentlemen:

     The undersigned hereby tenders to American Pie Acquisition Corp., a wholly owned subsidiary of AmericanGreetings.com, Inc., upon the terms and subject to the conditions set forth in the Offer To Purchase, dated February 12, 2001 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in
Section 3 of the Offer To Purchase.

Number of Shares:
              --------------------------------------

Certificate No(s). (if available):
                         -------------------------------------------------

If Share(s) will be tendered by book-entry transfer, check the box. [ ]

Account Number:
             -------------------------------------

Date:
----------------------------------  Area Code and Telephone Number(s):
----------------------------------

Name(s) of Record Holder(s):
                        --------------------------------------------------------
                                             (PLEASE PRINT)

Signature(s):
          ----------------------------------------------------------------------

Address(es):
          ----------------------------------------------------------------------
                                                              (ZIP CODE)

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or which is a commercial bank or trust company having an office or correspondent in the United States, guarantees to deliver to the Depositary, Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such shares into the Depositary's account at The Depository Trust Company, with delivery of a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, and any other required documents, all within three trading days of the date hereof.

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
Name of Firm: -------------------------------------------      -----------------------------------------------------------
                                                               AUTHORIZED SIGNATURE
Address: --------------------------------------------------    Name:
                                                               -----------------------------------------------------------
                                                                      PRINT TYPE OR PRINT

-----------------------------------------------------------    Title:
                                                               -----------------------------------------------------
ZIP CODE
Area Code and Tel. No.: --------------------------------       Dated: ------------------------------------------- , 2001
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NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF
      TRANSMITTAL.